UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

AGEAGLE AERIAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	47- 3646293
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

117 South 4th Street
 Neodesha, Kansas 66757
 Phone: (316) 202-2076
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC
Units, each consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-211467

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.0001 per share (“Common Stock”), warrants to acquire Common Stock and units consisting of one share of Common Stock and one warrant to acquire one share of Common Stock, of AgEagle Aerial Systems, Inc. (the “Registrant”) . The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities to be Registered” in the Registration Statement on Form S-1 (File No. 333-211467) as originally filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on May 19, 2016 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 3, 2016	AGEAGLE AERIAL SYSTEMS, INC.

	By:	/s/ Bret Chilcott
Bret Chilcott
Chief Executive Officer